As filed with the Securities and Exchange Commission on October 30, 2013

Registration No. 333-41708

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2563513 (I.R.S. Employer Identification No.)

160 Broadway, New York, New York 10038

(Address of principal executive offices and zip code)

1999 Stock Incentive Plan

(Full title of the plan)

Dr. Joseph Fink

President and Chief Executive Officer

Berkshire Bancorp Inc.

160 Broadway

New York, New York 10038

(212) 791-5362

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Emanuel J. Adler, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Berkshire Bancorp Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities, as described below, originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2000, File No. 333-41708 (the “2000 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Company’s 1999 Stock Incentive Plan (the “Plan”). A total of 600,000 shares of Common Stock (as adjusted to reflect the thirty-for-one stock split and one-for-ten reverse stock split effected by the Registrant on May 18, 2004) were initially registered for issuance under the 2000 Form S-8.

The total number of shares issuable under the Plan was 600,000. The Plan expired on March 23, 2009.

All shares of Common Stock registered under the Form S-8 that remain unsold are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of October, 2013.

BERKSHIRE BANCORP INC.

By:	/s/ Joseph Fink
Joseph Fink
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below, which includes all of the members of the board of directors, on this 30th day of October, 2013.

/s/ Joseph Fink	President and Chief Executive Officer
Joseph Fink	(Principal executive officer, principal financial officer and principal accounting officer)

/s/ William Cohen	Director
William Cohen

/s/ Martin Fischer	Director
Martin Fischer

/s/ George Karfunkel	Director
George Karfunkel

/s/ Philippe D. Katz	Director
Philippe D. Katz

/s/ Moses Krausz	Director
Moses Krausz

/s/ Moses Marx
Moses Marx	Director